MINIMUM FEE: $50.00
If the authorized capital is
increased in excess of fifty
thousand dollars
  ($50,000.00), the filing fee
will be an amount equal to
one-tenth of one percent
(1/10th of 1%) of such
  increase.

FILE IN DUPLICATE

PRINT CLEARLY

                                    AMENDED
                          CERTIFICATE OF INCORPORATION
                       (AFTER RECEIPT OF PAYMENT OF STOCK)



   TO: OKLAHOMA SECRETARY OF STATE
       2300 N. Lincoln Blvd. Room 101, State Capitol Building
       Oklahoma City, Oklahoma 73105 4897
       (405)-522-4560


PLEASE NOTE: This form MUST be filed with a letter from the Oklahoma Tax Commission, Franchise Tax Department, stating that the franchise tax, due yearly, has been paid for the current fiscal year.

The undersigned Oklahoma corporation, for the purpose of amending its certificate of incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies:


1. A. The name of the corporation is:

            PREMIER PARTNERS, INC.
--------------------------------------------------------------------------------

   B. AS AMENDED: The name of the corporation has been changed to:

            NETSHIP FULFILLMENT, INC.
--------------------------------------------------------------------------------
(Please Note: The new name of the corporation MUST contain one of the following words: association, company, corporation, club, foundation, fund, incorporated, institute, society, union, syndicate or limited or one of the abbreviations co., corp., inc. or ltd.)


2. The name of the registered agent and the street address of the registered office in the State of Oklahoma is:

  HARVEY S. BRYANT, 5550 NORTHEAST 50TH STREET, OKLAHOMA CITY, OK     73121
--------------------------------------------------------------------------------
  Name of Agent             Street Address        City       County   Zip Code
                 (P.O. BOXES ARE NOT ACCEPTABLE)
                                 ---


3. The duration of the corporation is: PERPETUAL
                                      ------------------------------------------



                                                                   RECEIVED
                                                                OK SEC. OF STATE
                                                                  MAR - 1 1999

4. The aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is:


NUMBER OF SHARES                  SERIES            PAR VALUE PER SHARE
                                 (If any)   (Or, if without par value, so state)


COMMON  50,000,000                                          .001
       ---------------------                      ----------------------

PREFERRED
          ------------------                      ----------------------

5. Set forth clearly any and all amendments to the certificate of incorporation which are desired to be made:










     That at a meeting of the Board of Directors, a resolution was duly adopted setting forth the foregoing proposed amendment(s) to the Certificate of Incorporation of said corporation, declaring said amendment(s) to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof.

     That thereafter, pursuant to said resolution of its Board of Directors, a meeting of the shareholders of said corporation was duly called and held, at which meeting the necessary number of shares as required by statue were voted in favor of the amendment(s).

     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its President or Vice President and attested by its Secretary or Assistant Secretary, this 24th day of February, 1999.

                                                  /s/ Michael Brown
                                                  ------------------------------
                                                  By   __________President

                                                  /s/ Michael Brown
                                                  ------------------------------
                                                       (PLEASE PRINT NAME)

ATTEST:

/s/ Michael Brown
---------------------------------
By           __________Secretary

/s/ Michael Brown
---------------------------------
    (PLEASE PRINT NAME)